
                                                                   EXHIBIT 10.17

================================================================================

                           REVOLVING CREDIT AGREEMENT

                          dated as of December 7, 2004

                                      among

                 ARBOR REALTY LIMITED PARTNERSHIP, as Borrower,

                     ARBOR REALTY TRUST, INC., as Guarantor,

                         THE LENDERS LISTED HEREIN, and

                          WATERSHED ADMINISTRATIVE LLC,
                             as Administrative Agent

================================================================================

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                                TABLE OF CONTENTS

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                                             ARTICLE I

                                            DEFINITIONS

Section 1.1      Definitions...............................................................     1

Section 1.2      Accounting Terms and Determinations.......................................    16

Section 1.3      Types of Borrowings.......................................................    16

                                            ARTICLE II

                                            THE CREDITS

Section 2.1      Commitments to Lend.......................................................    16

Section 2.2      Notice of Borrowing.......................................................    17

Section 2.3      Intentionally Omitted.....................................................    17

Section 2.4      Notice to Lenders; Funding of Loans.......................................    17

Section 2.5      Notes.....................................................................    17

Section 2.6      Intentionally Omitted.....................................................    18

Section 2.7      Interest Rate.............................................................    18

Section 2.8      Fees......................................................................    18

Section 2.9      Maturity Date.............................................................    19

Section 2.10     Mandatory Prepayments.....................................................    20

Section 2.11     Optional Prepayments......................................................    20

Section 2.12     General Provisions as to Payments.........................................    21

Section 2.13     Intentionally Deleted.....................................................    21

Section 2.14     Computation of Interest and Fees..........................................    21

Section 2.15     Use of Proceeds...........................................................    22

                                            ARTICLE III

                                             CONDITIONS

Section 3.1      Closing...................................................................    22

Section 3.2      Borrowings................................................................    23

                                             ARTICLE IV

                                   REPRESENTATIONS AND WARRANTIES

Section 4.1      Existence and Power.......................................................    24

Section 4.2      Power and Authority.......................................................    24
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Section 4.3      No Violation..............................................................    25

Section 4.4      Financial Information.....................................................    25

Section 4.5      Litigation................................................................    25

Section 4.6      Compliance with ERISA.....................................................    26

Section 4.7      Environmental Matters.....................................................    26

Section 4.8      Taxes.....................................................................    26

Section 4.9      Full Disclosure...........................................................    27

Section 4.10     Solvency..................................................................    27

Section 4.11     Use of Proceeds; Margin Regulations.......................................    27

Section 4.12     Governmental Approvals....................................................    27

Section 4.13     Investment Company Act; Public Utility Holding Company Act................    27

Section 4.14     Principal Offices.........................................................    27

Section 4.15     REIT Status...............................................................    28

Section 4.16     Patents, Trademarks, etc..................................................    28

Section 4.17     Intentionally Omitted.....................................................    28

Section 4.18     No Default................................................................    29

Section 4.19     Licenses, etc.............................................................    28

Section 4.20     Compliance With Law.......................................................    28

Section 4.21     No Burdensome Restrictions................................................    28

Section 4.22     Brokers' Fees.............................................................    28

Section 4.23     Labor Matters.............................................................    28

Section 4.24     Insurance.................................................................    29

Section 4.25     Organizational Documents..................................................    29

Section 4.26     Other Indebtedness........................................................    29

                                            ARTICLE V

                               AFFIRMATIVE AND NEGATIVE COVENANTS

Section 5.1      Information...............................................................    29

Section 5.2      Payment of Obligations....................................................    32

Section 5.3      Maintenance of Property; Insurance; Leases................................    32

Section 5.4      Conduct of Business and Maintenance of Existence..........................    33

Section 5.5      Compliance with Laws......................................................    33

Section 5.6      Inspection of Property, Books and Records.................................    33

Section 5.7      Existence.................................................................    33
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Section 5.8      Financial Covenants.......................................................    33

Section 5.9      Restriction on Fundamental Changes........................................    34

Section 5.10     Changes in Business.......................................................    35

Section 5.11     Margin Stock..............................................................    35

Section 5.12     Intentionally Deleted.....................................................    35

Section 5.13     ABR Status................................................................    35

Section 5.14     Intentionally Deleted.....................................................    36

Section 5.15     Affiliated Transactions...................................................    36

Section 5.16     Additional Rights of Administrative Agent.................................    37

Section 5.17     New Arbor REIT Securitization Transaction.................................    37

Section 5.18     Recalculation of the Borrowing Base.......................................    37

                                           ARTICLE VI

                                            DEFAULTS

Section 6.1      Events of Default.........................................................    38

Section 6.2      Rights and Remedies.......................................................    40

Section 6.3      Notice of Default.........................................................    41

Section 6.4      Distribution of Proceeds after Default....................................    41

                                           ARTICLE VII

                                           THE AGENTS

Section 7.1      Appointment and Authorization.............................................    42

Section 7.2      Agency and Affiliates.....................................................    42

Section 7.3      Action by Administrative Agent............................................    42

Section 7.4      Consultation with Experts.................................................    42

Section 7.5      Liability of Administrative Agent.........................................    42

Section 7.6      Indemnification...........................................................    43

Section 7.7      Credit Decision...........................................................    43

Section 7.8      Successor Administrative Agent............................................    43

Section 7.9      Consents and Approvals....................................................    44

                                          ARTICLE VIII

                                     CHANGE IN CIRCUMSTANCES

Section 8.1      Basis for Determining Interest Rate Inadequate or Unfair..................    45

Section 8.2      Illegality................................................................    45

Section 8.3      Increased Cost and Reduced Return.........................................    46

                                      iii
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Section 8.4      Taxes.....................................................................    47

Section 8.5      Base Rate Loans Substituted for Affected Euro-Dollar Loans................    49

                                           ARTICLE IX

                                          MISCELLANEOUS

Section 9.1      Notices...................................................................    50

Section 9.2      No Waivers................................................................    50

Section 9.3      Expenses; Indemnification.................................................    51

Section 9.4      Sharing of Set-Offs.......................................................    52

Section 9.5      Amendments and Waivers....................................................    53

Section 9.6      Successors and Assigns....................................................    53

Section 9.7      Collateral................................................................    55

Section 9.8      Governing Law; Submission to Jurisdiction.................................    55

Section 9.9      Counterparts; Integration; Effectiveness..................................    56

Section 9.10     WAIVER OF JURY TRIAL......................................................    56

Section 9.11     Survival                                                                      56

Section 9.12     Domicile of Loans.........................................................    56

Section 9.13     Limitation of Liability...................................................    56

Section 9.14     Recourse Obligation.......................................................    56

Section 9.15     USA Patriot Act...........................................................    57

Schedule 4.6  -  Borrower and ABR ERISA Plans

Exhibit A - Form of Note
Exhibit B - Intentionally Omitted
Exhibit C - Notice of Borrowing
Exhibit D - Intentionally Omitted
Exhibit E - Transfer Supplement

Schedule 1.1 - Description of New Arbor REIT Securitization Transaction
Schedule 4.4 - Financial Documents
Schedule 4.5 - Litigation
Schedule 4.6 - Borrower and ABR ERISA Plans
Schedule 4.26 - Other Indebtedness

                           REVOLVING CREDIT AGREEMENT

            THIS REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of December 7, 2004, is among ARBOR REALTY LIMITED PARTNERSHIP (the "Borrower"), ARBOR REALTY TRUST, INC. ("ABR" or "Guarantor"), the LENDERS listed on the signature pages hereof, and WATERSHED ADMINISTRATIVE LLC, as Administrative Agent.

                               W I T N E S S E T H

            WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

            "Administrative Agent" shall mean Watershed Administrative LLC, in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

            "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

            "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

            "Agreement" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

            "Applicable Margin" means, with respect to each Euro-Dollar Rate Loan, (x) from the Closing Date through the day immediately prior to the Initial Maturity Date, seven hundred basis points (7.00%), (y) from and after the Initial Maturity Date through the day immediately prior to the First Extended Maturity Date, seven hundred and fifty basis points (7.50%) and (z) from the First Extended Maturity Date through the Second Extended Maturity Date eight hundred basis points (8.00%)

            "ABR" means Arbor Realty Trust, Inc., a Maryland real estate investment trust, the sole general partner of the Borrower.

            "ABR Guaranty" means the Guaranty of Payment, dated as of the date hereof, executed by ABR in favor of Administrative Agent and the Lenders.

            "ABR 2003 Form 10-K" means ABR's annual report on Form 10-K for 2003, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

            "Assignee" has the meaning set forth in Section 9.6(c).

            "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

            "Base Rate" means, a rate per annum, determined as of and adjusted on the first day of each month during the term of this Agreement, equal to the higher of (i) the Prime Rate as of the date of such calculation and (ii) the sum of 0.5% plus the Federal Funds Rate as of the date of such calculation.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans.

            "Base Rate Loan" means a Loan to be made by a Lender which bears interest based on the Base Rate.

            "Borrower" means Arbor Realty Limited Partnership, a Delaware limited partnership.

            "Borrower Loan" means, collectively, those loans and investments owned directly or indirectly by Borrower, ABR or any of their Consolidated Subsidiaries which were either originated, or purchased from third parties or Affiliates, by Borrower, ABR or any of their Consolidated Subsidiaries including, without limitation, bridge mortgage loans, note acquisition loans, mezzanine investments, mortgage-related securities, mortgage-backed securities and preferred equity investments.

            "Borrowing" has the meaning set forth in Section 1.3.

            "Borrowing Base" means the amount equal to Total Assets minus Total Liabilities.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial lenders in New York, New York, San Francisco, California, or London are authorized by law to close.

            "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Cash or Cash Equivalents" means (i) cash, (ii) direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities or pools of such instruments offered by banks rated AA or better by S&P or Aa2 by Moody's and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities, (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's, and/or guaranteed by an Aa rating by Moody's, an AA rating by S&P, or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by banks which have a long-term debt rating of at least AA by S&P or Aa2 by Moody's, (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures, and loan participations, each of which is rated at least AA by S&P, and/or Aa2 by Moody's, and/or unconditionally guaranteed by an AA rating by S&P, an Aa2 rating by Moody's, or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of a bank with a long-term debt rating of at least AA by S&P or Aa2 by Moody's, (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping,
(viii) real estate loan pool participations, guaranteed by an entity with an AA rating given by S&P or an Aa2 rating given by Moody's, or better rated credit, and (ix) shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses (i) through (v).

            "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the reasonable satisfaction of the Administrative Agent.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages hereof (and, for each Lender which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Sections 2.10(e) and 2.11(e) or reduced or increased in connection with an assignment to an Assignee or from another Lender.

            "Commitment Fee" shall have the meaning set forth in Section 2.8.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with Borrower or ABR in accordance with GAAP.

            "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Secured Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), through (I) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (II) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 4.4 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, (xx) "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn, and (yy) the aggregate amount of all Contingent Obligations of any Consolidated Subsidiary (except to the extent that any such Contingent Obligation is recourse to the Borrower or ABR) which would otherwise exceed the total capital contributions of the Borrower and ABR to such entity, together with the amount of any unfunded obligations of the Borrower or ABR to make such additional equity contributions to such entity that could be legally enforced by a creditor of such entity shall be deemed to be equal to the amount of such capital contributions and equity or loan commitments. All matters constituting "Contingent Obligations" shall be calculated without duplication.

            "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities (other than debt) which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of ABR or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

            "Customary Non-Recourse Carve-Outs" means fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements.

            "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Default Rate" has the meaning set forth in Section 2.7(d).

            "Depreciation and Amortization" means, for any period, the depreciation and amortization of ABR and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

            "EBITDA" means, for any period, Net Income, plus each of the following (without duplication as an addition) if and only if such item was deducted in determining Net Income: (1) Interest Expense, (2) Total Taxes, and
(3) Depreciation and Amortization, all for such period.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

            "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned by the Borrower and/or ABR, either directly or indirectly, and, as a result of the ownership of such equity interest, the Borrower and/or ABR may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

            "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

            "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the
environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

            "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

            "Extension Fee" shall mean a fee in an amount equal to one hundred basis points (1.00%) due and payable on the aggregate amount of the continuing Commitments on the Initial Maturity Date and the First Extended Maturity Date, as applicable, pursuant to the terms of Subsection 2.9(b) hereof.

            "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar
Loans.

            "Euro-Dollar Loan" means a Loan which bears interest based on the Euro-Dollar Rate.

            "Euro-Dollar Rate" means a simple rate per annum, determined as of and adjusted on the first day of each month during the term of this Agreement, equal to the quotient obtained (rounded upward if necessary, to the next higher 1/100 of 1%) by dividing (i) London Interbank Offered Rate at approximately 11:00 a.m. (London time) as of the date of such calculation by (ii) 1.00 minus the Euro-Dollar Reserve Percentage. In no event, however, shall the Euro-Dollar Rate be less than two hundred basis points (2.00%) per annum.

            "Euro-Dollar Reserve Percentage" means, for any day that percentage (expressed as a decimal) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal

Reserve Board comparable in size and type to the Administrative Agent under Regulation D, in respect of "Eurocurrency liabilities", or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or in respect of any other category of liabilities which include deposits by reference to which the interest rate on Euro-Dollar Loans is determined), whether or not the Administrative Agent has any Euro-Currency liabilities or such requirement otherwise in fact applies to the Administrative Agent. The Euro-Dollar Rate shall be adjusted automatically as of the effective date of each change in the Euro-Dollar Reserve Percentage.

            "Event of Default" has the meaning set forth in Section 6.1.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it on such day on such transactions.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

            "First Extended Maturity Date " has the meaning set forth in Section 2.9(b) hereof.

            "First Extension Notice" has the meaning set forth in Section 2.9(b) hereof.

            "First Extension Option" has the meaning set forth in Section 2.9(b) hereof.

            "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

            "Fiscal Year" means the fiscal year of Borrower and ABR which shall be the twelve (12) month period ending on the last day of December in each year.

            "Fixed Charges" means, for any period, the sum of (i) Total Debt Service for such period, plus (ii) dividends on preferred units payable by Borrower, ABR and their Consolidated Subsidiaries for such period.

            "Funds from Operation" means, for any period, (1) Net Income for such period (before extraordinary and non-recurring items), minus (or plus) (2) gains (or losses) from debt restructuring and sales of property during such period, plus (3) depreciation and amortization of real and personal property assets for such period (but only to the extent such item was previously deducted in determining Net Income) plus (4) without duplication, income from unconsolidated partnerships and joint ventures, determined in each case in accordance with GAAP.

            "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or Banker's acceptances issued for such Person's account, or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, other than trade payables incurred in the ordinary course of business, (f) all obligations in respect of Capital Leases (including ground leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness),
(i) ERISA obligations currently due and payable and (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person, exclusive, however, of all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid, except to the extent such indebtedness (other than Customary Non-Recourse Carve-Outs) is recourse to the Borrower or ABR.

            "Indemnitee" has the meaning set forth in Section 9.3(b).

            "Initial Maturity Date" shall mean the first anniversary of the Closing Date.

            "Interest Expenses" means, for any period, interest expenses of ABR and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

            "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

            "Investment Mortgages" means mortgages securing indebtedness directly or indirectly owed to Borrower, ABR or Subsidiaries of either or both, including certificates of interest in real estate mortgage investment conduits.

            "Lender" means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.6(c), and their respective successors.

            "Lending Office" means, as to each Lender, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower, ABR or any Subsidiary of either or both shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Liquid Assets" means the following assets owned by a Person as of any date of determination: (i) unrestricted and unencumbered cash, funds on deposit in any bank located in the United States, investment grade commercial paper, money market funds, or marketable securities; (ii) the excess, if any, of Mortgage Loans and Mortgage-backed Securities held for sale (valued in accordance with GAAP) over the outstanding aggregate principal amount of any Debt against which those Mortgage Loans or Mortgage-backed Securities are pledged as collateral; and (iii) the amount available to be borrowed under committed working capital or other similar facilities (not including any Commitments available hereunder) with respect to which all conditions to borrowing have been satisfied.

            "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

            "Loan Documents" means this Agreement, the Notes, and the ABR Guaranty.

            "London Interbank Offered Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars for a one (1) month term. If for any reason such rate is not available, the term "London Interbank Offered Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            "Management Agreement" means that certain Management and Advisory Agreement, dated as of July 1, 2003, by and among ABR, Borrower and Arbor

Commercial Mortgage, LLC, a New York limited liability company, as the same may be modified from time to time in accordance with this Agreement.

            "Manager" shall have the meaning set forth in Section 5.16.

            "Margin Stock" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

            "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) affect the business, operations, properties, assets or financial condition of the Borrower and/or ABR and their Consolidated Subsidiaries taken as a whole, (ii) impair the ability of the Borrower and/or ABR, taken as a whole, to perform their respective obligations under the Loan Documents, or (iii) cause a Default under Sections 5.8, 5.9 or 5.13.

            "Material Litigation" has the meaning set forth in Section 4.5.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

            "Materials of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

            "Maturity Date" shall mean the Initial Maturity Date, provided that
(a) in the event of the exercise by Borrower of the First Extension Option pursuant to Section 2.9(b) hereof, the Maturity Date shall be the First Extended Maturity Date, and (b) in the event of the exercise by Borrower of the Second Extension Option pursuant to Section 2.9(b) hereof, the Maturity Date shall be the Second Extended Maturity Date, or such earlier date on which the all of the Obligations hereunder become due and payable, whether at such stated maturity date, by declaration of acceleration, or otherwise.

            "Mortgage Loan" means any loan evidenced by a mortgage note and secured by a mortgage and, if applicable, a security agreement.

            "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Net Bond Proceeds" means all cash received by ABR or the Borrower as a result of the issuance or offering of any unsecured note, bond or debt instrument the proceeds of which are not used to refinance existing Indebtedness, less customary costs and discounts of issuance paid by ABR or the Borrower, as the case may be.

            "Net Income" means, for any period, net income of ABR, Borrower and their Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP plus the line item identified as "Income allocated to minority interest" on ABR's consolidated financial statements if and only if such item was deducted in determining Net Income.

            "Net Offering Proceeds" means all cash or other assets received by ABR or Borrower as a result of the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in ABR or Borrower, less customary costs of issuance. "Net Offering Proceeds" shall not include proceeds received in connection with the exercise of any warrant.

            "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

            "Net Sale Proceeds" means all cash or other assets received by ABR or Borrower as a result of the sale of material assets of ABR or Borrower or any of their Consolidated Subsidiaries in a period of six (6) months or less and not made in the ordinary course of business, less all amounts required to be paid on any and all Indebtedness secured by such assets. For purposes hereof, (i) "material assets" shall be deemed to mean assets comprising more than fifteen percent (15%) in the aggregate of Total Assets (excluding Cash and Cash Equivalents), and (ii) sales shall not be deemed to include receipt of prepayment amounts or amounts due at the maturity of any Borrower Loan or other loan asset. Any and all cash and/or other assets received by ABR or Borrower in connection with the New Arbor REIT Securitization Transaction shall be specifically excluded from the calculation of Net Sale Proceeds.

            "New Arbor REIT Securitization Transaction" means the securitization transaction described on Schedule 1.1.

            "New Arbor REIT Subsidiary" means the entity to be formed in connection with the New Arbor REIT Securitization Transaction, which entity shall be a ninety-nine percent (99%) owned subsidiary of the Borrower and shall qualify as a real estate investment trust, and into which the Borrower will contribute all or substantially all of its assets (including any loans the Borrower directly holds and the Borrower's entire interest as the sole member of Arbor Realty Funding LLC).

            "Non-Performing Loans" means those Borrower Loans delinquent for more than ninety (90) days.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Borrowing (as defined in Section 2.4) substantially in the form of Exhibit C attached hereto and made a part hereof.

            "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Lender under or in connection with this Agreement or any other Loan Document.

            "Parent" means, with respect to any Lender, any Person controlling such Lender.

            "Participant" has the meaning set forth in Section 9.6(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Liens" means:

            (a) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

            (b) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

            (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or to secure liabilities to insurance carriers;

            (d) utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

            (f) easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to the owner's title insurance policies, except in connection with any Indebtedness, for any of the Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of the owner and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

            (g) Liens and judgments (i) which have been or will be bonded (and the Lien thereby removed other than on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against ABR, Borrower, or any Subsidiary, or (ii) which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;

            (h) Liens on Property of the Borrower, ABR or the Subsidiaries of either or both securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

            (i) Liens in favor of the Borrower against any asset of any wholly-owned Subsidiary of the Borrower and/or ABR.

            "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Portfolio Performance Ratio" means, at any date of determination for all assets owned by Borrower, ABR or any of their Consolidated Subsidiaries during any month, the ratio of (i) the aggregate amount of all interest income and preferred equity return actually received in such month, to (ii) the aggregate amount of all interest expense and fees (in the case of financing agreements), equivalent monthly amounts (in the case of repurchase agreements) and preferred dividends payable in such month pursuant to any financing or repurchase agreements.

            "Prime Rate" means the rate per annum specified in the New York City edition of The Wall Street Journal as the "prime rate".

            "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned or leased by such Person.

            "Real Property Assets" means as of any time, the real property assets (including interests in participating mortgages in which the Borrower's interest therein is characterized as equity according to GAAP) owned directly or indirectly by the Borrower, ABR and the Consolidated Subsidiaries of either or both at such time.

            "Recourse Debt" shall mean Indebtedness that is not Secured Debt.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Lenders" means at any time Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

            "Second Extended Maturity Date " has the meaning set forth in
Section 2.9(b) hereof.

            "Second Extension Notice" has the meaning set forth in Section 2.9(b) hereof.

            "Second Extension Option" has the meaning set forth in Section 2.9(b) hereof.

            "Secured Debt" means Indebtedness of ABR or the Borrower, on a consolidated basis, the payment of which is secured by a Lien on any Property owned or leased by ABR, Borrower, or any Consolidated Subsidiary.

            "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the obligations, all of which shall be passive investments.

            "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower and/or ABR.

            "Tangible Net Worth" means, at any time, the difference between Total Tangible Assets and Total Liabilities.

            "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

            "Term" has the meaning set forth in Section 2.9.

            "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA.

            "Total Assets" means, as of the date of determination, the total assets of ABR and its Consolidated Subsidiaries, on a consolidated basis, each as determined in accordance with GAAP.

            "Total Debt Service" means, for any period, an amount equal to the sum of (i) interest (whether accrued, paid or capitalized) payable on Indebtedness of Borrower, ABR and their Consolidated Subsidiaries for such period plus (ii) scheduled payments of principal on such Indebtedness, whether or not paid by Borrower (excluding balloon payments) for such period.

            "Total Liabilities" means, as of the date of determination, total liabilities of ABR and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

            "Total Tangible Assets" means, as of the date of determination, Total Assets minus all intangible assets (goodwill, intellectual property and so forth) of ABR and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

            "Total Taxes" means, for any period, the taxes of ABR and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

            "Underwriting Guidelines" means Borrower's policies and procedures for underwriting its investments, as in effect on the Closing Date, as the same may be modified from time to time in accordance with this Agreement.

            "United States" means the United States of America, including the fifty states and the District of Columbia.

            "Unused Commitments" shall mean an amount equal to all unadvanced funds which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

            "Unused Fee" shall have the meaning set forth in Section 2.8.

            Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent.

            Section 1.3 Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date.

                                   ARTICLE II

                                   THE CREDITS

            Section 2.1 Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time during the term hereof in amounts such that the aggregate principal amount of Loans by such Lender at any one time outstanding shall not exceed the amount of its Commitment, and in no event shall the aggregate outstanding Loans exceed twenty-five percent (25%) of the Borrowing Base. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal amount of $1,000,000, or an integral multiple of $500,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Lenders ratably in proportion to their respective Commitments. In no event shall the aggregate Loans outstanding at any time, exceed $50,000,000, as the same may be reduced from time to time as a result of cancellation of Commitments by Borrower. Borrower agrees that, subject to the terms and conditions of Article VIII hereof, all Borrowings by Borrower hereunder shall be Euro-Dollar Borrowings.

            Section 2.2 Notice of Borrowing. The Borrower shall give Administrative Agent notice not later than 10:00 a.m. (San Francisco time) one Business Day before each Borrowing, which notice shall include:

                  (i)   the date of such Borrowing, which shall be a Business
      Day,

                  (ii)  the aggregate amount of such Borrowing, and

                  (iii) a representation by the Borrower that the Borrowing Base as of the date of such Borrowing is not less than $200,000,000.

            Section 2.3 Intentionally Omitted.

            Section 2.4 Notice to Lenders; Funding of Loans.

            (a)   Upon receipt of a notice from Borrower in accordance with
Section 2.2 hereof (each such notice being a "Notice of Borrowing"), the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, promptly notify each Lender of the contents thereof and of such Lender's share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.13.

            (b) Not later than 1:00 p.m. (New York time) on the date of each Borrowing as indicated in the Notice of Borrowing, each Lender shall make available its share of such Borrowing in Federal funds immediately available in New York, to the Administrative Agent at its address referred to in Section 9.1. Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares.

            Section 2.5 Notes.

            (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Lending Office.

            (b) Each such Note shall be in substantially the form of Exhibit A hereto.

            (c) Upon receipt of each Lender's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, type and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            (d) The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

            Section 2.6 Intentionally Omitted.

            Section 2.7 Interest Rate.

            (a) The outstanding principal amount of the Base Rate Loans shall bear interest, for each day from the date such Loan is made until the date it is repaid, at a rate per annum equal to the Base Rate for the applicable month. Such interest shall be payable in arrears on the fifth (5th) Business Day of each month for interest that accrued during the prior month.

            (b) The outstanding principal amount of the Euro-Dollar Loans shall bear interest, for each day from the date such Loan is made until the date it is repaid, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Euro-Dollar Rate for the applicable month. Such interest shall be payable in arrears on the fifth (5th) Business Day of each month for each month for interest that accrued during the prior month.

            (c)   Intentionally Omitted.

            (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and ten percent (10%) (the "Default Rate").

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

            Section 2.8 Fees.

            (a) Unused Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their respective unborrowed Commitments, an unused fee (the "Unused Fee") equal to the product of 0.08% and the daily average aggregate unborrowed Commitments for the immediately preceding month. Such fee shall be payable on the fifth (5th) Business Day of each month and on the Maturity Date.

            (b) Administrative Fee. The Borrower shall pay to the Administrative Agent, in advance, an administrative fee equal to the product of 0.025% and the aggregate Commitments. Such fee shall be payable on the fifth
(5th) Business Day of each month.

            (c) Extension Fee. An Extension Fee shall be payable in accordance with Section 2.9 hereof.

            (d) Commitment Fee. The Borrower shall pay to the Lenders, on the Closing Date, a commitment fee (the "Commitment Fee") equal to the product of 1% and the aggregate Commitments.

            (e) Fees Non-Refundable. All fees set forth in this Section 2.8 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Lenders regardless of whether any Loans are actually made.

            Section 2.9 Maturity Date.

            (a) The term (the "Term") of the Commitments (and each Lender's obligations to make Loans hereunder) shall terminate and expire on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

            (b) Subject to the provisions of this Section 2.9, Borrower shall have the option (the "First Extension Option"), by irrevocable written notice (the "First Extension Notice") delivered to Administrative Agent no later than thirty (30) days prior to the Maturity Date (which First Extension Notice, the Administrative Agent shall promptly deliver to the Lenders), to extend the Maturity Date to the first anniversary of the Initial Maturity Date (the "First Extended Maturity Date"). In the event Borrower shall have exercised the First Extension Option, Borrower shall have the option (the "Second Extension Option"), by irrevocable written notice (the "Second Extension Notice") delivered to Administrative Agent no later than thirty (30) days prior to the First Extended Maturity Date (which Second Extension Notice, the Administrative Agent shall promptly deliver to the Lenders), to extend the First Extended Maturity Date to the first anniversary of the First Extended Maturity Date (the "Second Extended Maturity Date"). Borrower's right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to each extension hereunder: (i) no Event of Default shall have occurred and be continuing both on (A) the date Borrower delivers the First Extension Notice or the Second Extension Notice as applicable, and (B) on the Initial Maturity Date or the First Extended Maturity Date, as applicable; (ii) each of the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects on and as the Initial Maturity Date and the First Extended Maturity Date, as applicable; and (iii) Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the Initial Maturity Date and the First Extended Maturity Date, as applicable, the Extension Fee.

            Section 2.10 Mandatory Prepayments.

            (a)   Intentionally Deleted.

            (b)   Intentionally Deleted.

            (c)   Intentionally Deleted.

            (d) In the event that the outstanding Loans shall at any time exceed twenty-five percent (25%) of the Borrowing Base, within three (3) days after it shall be determined (or should have been determined) by either the Borrower or the Administrative Agent that such excess shall exist, the Borrower shall prepay the Loans in such an amount so that the Loans outstanding after such prepayment do not exceed twenty-five percent (25%) of the Borrowing Base.

            (e) In the event of a change of control in violation of Sections 6.1(i) or (j), simultaneously with such change of control, the Borrower shall prepay the Loans in their entirety, and the Commitments shall terminate. Borrower shall make all such prepayments, together with interest accrued to the date of the prepayment on the principal amount prepaid. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders.

            (f)   Intentionally Deleted.

            Section 2.11 Optional Prepayments.

            (a) The Borrower may, upon at least one (1) Business Days' notice to the Administrative Agent, prepay any Loan in whole at any time, or from time to time in part, in amounts aggregating Five Hundred Thousand Dollars ($500,000) or more, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders.

            (b) The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation (and the Administrative Agent promptly shall notify the Lenders of such cancellation), if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being cancelled, upon at least one (1) Business Day's notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Lenders, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay that portion of the outstanding Loans exceeding the Commitments (after taking into consideration Borrower's cancellation of the Commitments) on such date in accordance with the requirements of Section 2.11(a).

Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

            Section 2.12 General Provisions as to Payments.

            (a) The Borrower shall make each payment of interest on the Loans and of fees hereunder, not later than 12:00 Noon (New York time) on the date when due, in Federal or other funds immediately available in New York, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly (and if received prior to 12:00 noon, on the same Business Day, if received after 12:00 noon on the immediately following Business Day) distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Lenders on or before 12:00 Noon (New York time) on any Business Day, and Administrative Agent shall not have distributed to any Lender its applicable share of such payment on such Business Day, Administrative Agent shall distribute such amount to such Lender together with interest thereon, for each day from the date such amount should have been distributed to such Lender until the date Administrative Agent distributes such amount to such Lender, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            Section 2.13 Intentionally Deleted.

            Section 2.14 Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            Section 2.15 Use of Proceeds. The Borrower shall use the proceeds of the Loans only to fund equity contributions required to support loan originations.

                                  ARTICLE III

                                   CONDITIONS

            Section 3.1 Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived by the Administrative Agent and the Lenders), each document to be dated the Closing Date unless otherwise indicated:

            (a) the Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Lender dated on or before the Closing Date complying with the provisions of Section 2.5;

            (b) the Borrower, the Administrative Agent and each Lender shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

            (c) ABR shall have executed and delivered to the Administrative Agent a duly executed original of the ABR Guaranty;

            (d) the Administrative Agent shall have received an opinion of Cullen and Dyckman Bleakley Platt LLP, counsel for the Borrower, acceptable to the Administrative Agent, the Lenders and their counsel;

            (e)   intentionally deleted;

            (f) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and ABR, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust of ABR, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of ABR as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to ABR from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

            (g) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

            (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

            (i) the Administrative Agent shall be satisfied that neither the Borrower, ABR nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect;

            (j) the Administrative Agent shall have received, for its and any other Lender's account, all fees due and payable pursuant to Section 2.8, and the fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP shall have been paid directly to such firm, subject, however, to the terms and conditions of Section 9.3 hereof;

            (k) the Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, ABR and the applicable Consolidated Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect; and

            (l)   no Default or Event of Default shall have occurred.

            Section 3.2 Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;

            (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

            (c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

            (d) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

            (e) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

            (f) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent, or the Required Lenders, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c), (d), (e), and (f) of this Section, except as otherwise disclosed in writing by Borrower to the Lenders. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent and each of the other Lenders which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            Section 4.1 Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. ABR is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            Section 4.2 Power and Authority. The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. ABR has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

            Section 4.3 No Violation. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property.

            Section 4.4 Financial Information.

            (a) The consolidated balance sheet of ABR, the Borrower and their respective Consolidated Subsidiaries, dated as of December 31, 2003, and the related consolidated statements of operations and cash flows of ABR, Borrower and their respective Consolidated Subsidiaries for the fiscal year then ended, reported on by Ernst & Young, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of ABR, the Borrower and their respective Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b)   Since September 30, 2004, (i) except as set forth on Schedule
4.4 hereto, nothing has occurred having a Material Adverse Effect, and (ii) except as previously disclosed to the Lenders, neither the Borrower nor ABR has incurred any material indebtedness or guaranty on or before the Closing Date.

            Section 4.5 Litigation. Except as set forth on Schedule 4.5 hereto, there is no action, suit or proceeding pending against, or to the best knowledge of the Borrower threatened against or affecting, nor, to the best knowledge of the Borrower, any investigation of, (i) the Borrower, ABR or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents (each, a "Material Litigation").

            Section 4.6 Compliance with ERISA.

            (a) Except as set forth on Schedule 4.6 attached hereto, neither Borrower nor ABR is a member of any material Plan or Multiemployer Plan or any other Benefit Arrangement. In the event that at any time after the Closing Date, either the Borrower or ABR shall become a member of any other Material Plan or Multiemployer Plan, Borrower promptly shall notify the Administrative Agent thereof and from and after such notice, Schedule 4.6 shall be deemed modified thereby.

            (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or the Lenders to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

            Section 4.7 Environmental Matters. The Borrower and ABR each conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower, ABR and Consolidated Subsidiaries of either or both when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower and ABR each has concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect on the Borrower, ABR and their Consolidated Subsidiaries.

            Section 4.8 Taxes. United States Federal income tax returns of the Borrower, ABR and their Consolidated Subsidiaries have been prepared and filed through the fiscal year ended December 31, 2003. The Borrower, ABR and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, ABR or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, ABR and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            Section 4.9 Full Disclosure. All written information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

            Section 4.10 Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower will be Solvent.

            Section 4.11 Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in any manner that might violate the provisions of Regulations T, U or X of the Federal Reserve Board. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

            Section 4.12 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

            Section 4.13 Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, ABR nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            Section 4.14 Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is 333 Earle Ovington Blvd., Suite 900, Uniondale, New York 11553.

            Section 4.15 REIT Status. For the fiscal year ended December 31, 2003, ABR qualified and ABR intends to continue to qualify as a real estate investment trust under the Code.

            Section 4.16 Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

            Section 4.17 Intentionally Omitted.

            Section 4.18 No Default. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

            Section 4.19 Licenses, etc. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

            Section 4.20 Compliance With Law. To the best of Borrower's knowledge, the Borrower and each of the Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

            Section 4.21 No Burdensome Restrictions. Except as may have been disclosed by the Borrower in writing to the Lenders, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

            Section 4.22 Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Lenders.

            Section 4.23 Labor Matters. Except as set forth on Schedule 4.6 attached hereto, as of the Closing Date, there are no material collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

            Section 4.24 Insurance. The Borrower and/or ABR maintains blanket bond coverage and error and omissions insurance, all risk property insurance (including builder's risk, where and when applicable, but excluding terrorist insurance and mold insurance), workers compensation insurance and commercial general liability insurance with financially sound and reputable insurance companies or associations, which are not Consolidated Subsidiaries of the Borrower or ABR, in such amounts (and with such deductibles), and covering such risks as are usually carried by companies engaging in similar businesses owning, or lending to owners of, similar properties in the same general areas in which the Borrower and ABR operate. In connection with the foregoing, the Borrower represents that as of the Closing Date, the Borrower's and ABR's insurance policies and programs, are currently in full force and effect, and, together with payment by the insured of the scheduled deductible payments, are in amounts sufficient to cover the 100% replacement cost of each of the Real Property Assets, except where the failure to maintain such coverage will not have a Material Adverse Effect.

            Section 4.25 Organizational Documents. The documents delivered pursuant to Section 3.1(f) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and ABR. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in this Section 4.25.

            Section 4.26 Other Indebtedness. Schedule 4.26 attached hereto sets forth all Indebtedness of the Borrower and ABR at Closing.

                                   ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

            The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any Obligations remain unpaid:

            Section 5.1 Information. The Borrower will deliver to each of the
Lenders:

            (a) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower) a consolidated balance sheet of the Borrower, ABR and their Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of Borrower's and ABR's operations and consolidated statements of Borrower's and ABR's cash flow for such fiscal year, setting forth in each case in comparative form the figures as of the end of the previous fiscal year, all reported on in a manner acceptable to the Securities and

Exchange Commission on Borrower's and ABR's Form 10K and reported on by Ernst & Young or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower and ABR), (i) a consolidated balance sheet of the Borrower, ABR and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and ABR's operations and consolidated statements of Borrower's and ABR's cash flow for such quarter and for the portion of the Borrower's or ABR's fiscal year ended at the end of such quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower's and ABR's Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Lender;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements, as well as a calculation of the Borrowing Base; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower, ABR and their Consolidated Subsidiaries on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower, ABR and their Consolidated Subsidiaries subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof and (3) no event has occurred and is continuing which would give rise to a mandatory prepayment pursuant to Section 2.10 hereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (3) above;

            (d) (i) within five (5) Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or the Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, (y) any other event, act or condition which is likely to result in a Material Adverse Effect, and (z) any event giving rise to a mandatory prepayment pursuant to Section 2.10;

            (e) promptly upon the mailing thereof to the shareholders of ABR generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Lender) which ABR shall have filed with the Securities and Exchange Commission;

            (g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (h) promptly and in any event within ten (10) days after the Borrower obtains knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower shall obtain knowledge that there exists any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) the Borrower obtains knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

            (i) promptly and in any event within five (5) Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

            (j) promptly and in any event within five (5) Business Days after receipt of any material notices or correspondence from any Person to the Borrower relating to any Material Litigation;

            (k) from time to time such additional information regarding the financial position or business of the Borrower, ABR and their Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request in writing.

            Section 5.2 Payment of Obligations. The Borrower, ABR and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all of its respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            Section 5.3 Maintenance of Property; Insurance; Leases.

            (a) The Borrower and/or ABR will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, other than obsolete property or property replaced with other property, including without limitation the Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

            (b) The Borrower and/or ABR shall maintain, or cause to be maintained, insurance comparable to that required by Section 4.24 hereof with insurers meeting the qualifications described therein, or such other insurance and insurers as shall otherwise be reasonably acceptable to the Administrative Agent. The Borrower and/or

ABR will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage required by Section
4.24 from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of such coverage by the Borrower and/or ABR.

            Section 5.4 Conduct of Business and Maintenance of Existence. The Borrower and ABR will continue to engage in business of the same general type as now conducted by the Borrower and ABR, and each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

            Section 5.5 Compliance with Laws. The Borrower and ABR will and will cause their Subsidiaries to comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or the Lenders to any material liability therefor.

            Section 5.6 Inspection of Property, Books and Records. The Borrower and ABR each will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Lender at such Lender's expense to visit and inspect any of its properties, including without limitation the Real Property Assets, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Lender requesting any such visit or inspection.

            Section 5.7 Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, ABR's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

            Section 5.8 Financial Covenants.

            (a) Minimum Tangible Net Worth. ABR and its Consolidated Subsidiaries will have at all times a Tangible Net Worth of not less than the sum of (1) Two Hundred Million Dollars ($200,000,000.00) plus eighty percent (80%) of the Net Offering Proceeds received after the date of this Agreement.

            (b) Ratio of Total Liabilities to Tangible Net Worth. ABR and its Consolidated Subsidiaries will have as of the last day of each Fiscal Quarter, a ratio of Total Liabilities to Tangible Net Worth of not greater than 3.50 to 1.00; provided, however, such ratio may exceed 3.50 to 1.00 for a period of ninety (90) days or less but in no event shall the Borrower permit the ratio of Total Liabilities to Tangible Net Worth to exceed 4.00 to 1.00 at any time.

            (c) Ratio of EBITDA to Fixed Charges. ABR and its Consolidated Subsidiaries will have as of the last day of each Fiscal Quarter, a ratio of EBITDA to Fixed Charges, both for such quarter, of not less than 1.75 to 1.00.

            (d) Portfolio Performance Ratio. Borrower will have, as of the last day of each month, a Portfolio Performance Ratio for the month ended on such date of not less than 1.50 to 1.00.

            (e)   Intentionally Deleted.

            (f) Minimum Liquid Assets. ABR and its Consolidated Subsidiaries will have at all times Liquid Assets of not less than Five Million Dollars ($5,000,000.00) and Cash and Cash Equivalents of not less than One Million Dollars ($1,000,000.00).

            (g) Ratio of Total Liabilities to Total Assets. ABR and its Consolidated Subsidiaries will have at all times a ratio of Total Liabilities to Total Assets of not greater than .85 to 1.00.

            (h) Ratio of EBITDA to Interest Expense. ABR and its Consolidated Subsidiaries will have as of the last day of each calendar quarter, a ratio of EBITDA to Interest Expense, both for such quarter, of not less than 2.00 to 1.00.

            (i) Distributions. For so long as no Event of Default shall have occurred and be outstanding, Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of (i) 100% of Funds from Operations for such year, and (ii) such amounts as are necessary to enable ABR to make those dividends necessary to maintain ABR's status as a real estate investment trust.

            Section 5.9 Restriction on Fundamental Changes.

            (a) Neither the Borrower nor ABR shall enter into any merger or consolidation without the prior written consent thereto in writing of the Required Lenders unless the following criteria are met: (i) the Borrower or ABR is the surviving entity, (ii) the entity which is merged into Borrower or ABR is predominantly in the commercial real estate lending business, (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower's or

ABR's creditworthiness, as applicable, two months immediately preceding such merger, and (iv) no Event of Default shall be outstanding as of the effective date of any such merger or consolidation. Neither the Borrower nor ABR shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired.

            (b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Administrative Agent's consent, which shall not be unreasonably withheld. ABR shall not amend its declaration of trust, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Administrative Agent's consent, which shall not be unreasonably withheld.

            (c) The Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to ABR's declaration of trust, by-laws, or other organizational documents no less than ten (10) days after the effective date of any such amendment.

            (d) The Borrower shall not make any change in the Management Agreement without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

            Section 5.10 Changes in Business. Neither the Borrower nor ABR shall enter into any business which is substantially different from that conducted by the Borrower or ABR on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower and its Subsidiaries.

            Section 5.11 Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock in any manner that might violate the provisions of Regulations T, U or X of the Federal Reserve Board.

            Section 5.12 Intentionally Deleted.

            Section 5.13 ABR Status.

            (a) Status. ABR shall at all times (i) remain a publicly traded company listed on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust under the Code.

            (b) Indebtedness. ABR shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (1)   the Obligations; and

                  (2) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

            (c)   Intentionally Deleted.

            (d) Environmental Liabilities. Neither ABR nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, ABR shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) ABR shall have given Administrative Agent prior written notice of the commencement of such contest,
(iii) noncompliance with such Environmental Law shall not subject ABR or such Subsidiary to any criminal penalty or subject Administrative Agent or any Lender to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

            (e) Disposal of Partnership Interests. ABR will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower, except for the reduction of ABR's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by Borrower.

            Section 5.14 Intentionally Deleted.

            Section 5.15 Affiliated Transactions. Neither Borrower, ABR, nor any of their respective Subsidiaries shall, directly or indirectly, (a) make any loan, advance, extension of credit or capital contribution to any of Borrower or ABR or any of their Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of Borrower or ABR or any of their Affiliates, or (c) pay management fees in excess of those provided for in the Management Agreement in effect as of the Closing Date; provided, however, that (i) Borrower and ABR may engage in any transaction described in (a) and/or (b) above so long as the same is between Borrower and ABR only, (ii) Borrower, ABR and/or their respective Subsidiaries may engage in any transaction described in (a) above so long as the total amount of any such transactions outstanding at any time, in the aggregate, does not exceed Five Million Dollars ($5,000,000) and (iii) Borrower, ABR and/or their respective Subsidiaries may engage in any transaction described in (b) above if such transaction is in the ordinary course of business pursuant to the reasonable requirements of such party's business and, upon fair and reasonable terms no less favorable to such party than such party would obtain in a comparable arms-length transaction.

            Section 5.16 Additional Rights of Administrative Agent.

            (a) Administrative Agent shall have the right, exercisable in its sole discretion, to require the Borrower to replace the manager under the Management Agreement (the "Manager") with a Person chosen by Borrower and reasonably approved by Administrative Agent if at any time the Manager has engaged in gross negligence, fraud or willful misconduct or if any officer or director of the Manager is convicted of a felony.

            (b) Administrative Agent shall have the right, exercisable in its sole discretion, to appoint an officer for the purposes of reviewing the performance of the Manager's duties under the Management Agreement (provided the Administrative Agent acknowledges that such officer shall have no right to control the actions of the Manager), upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default, (ii) if the Manager shall be in default under the Management Agreement beyond any applicable notice and cure period,
(iii) if the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, and (iv) if twenty-five percent (25%) or more of the Borrower Loans at any given time become Non-Performing Loans. Upon the occurrence of any such event, each of ABR and the Borrower agree (and agree to cause the Manager) (x) to provide access to all of the books, records, financial statements and filings that are available to the Administrative Agent and/or the Lenders under this Agreement or otherwise may be relevant in connection such officer's review of the Manager's performance, (y) to allow any such officer appointed by the Administrative Agent to attend meetings of the Manager relating to the operations of ABR and the Borrower and (z) to otherwise reasonably cooperate with such officer in connection with the performance of such officer's duties as set forth herein.

            Section 5.17 New Arbor REIT Securitization Transaction. Simultaneously with the consummation of the transactions contemplated by the New Arbor REIT Securitization Transaction, the New Arbor REIT Subsidiary, the Administrative Agent and the Lenders shall execute an amendment to this Agreement, in form reasonably acceptable to such parties, pursuant to which the New Arbor REIT Subsidiary shall become a co-borrower under this Agreement.

            Section 5.18 Recalculation of the Borrowing Base. The Borrower shall recalculate the amount of the Borrowing Base and deliver such calculation to the Administrative Agent (i) prior to the consummation of any transaction (but after taking into consideration the result of such transaction) pursuant to which ABR, the Borrower and/or any of their respective Consolidated Subsidiaries will sell or otherwise dispose of assets comprising twenty-five percent (25%) or more of the Total Assets (prior to the consummation of such transaction) and (ii) within three (3) days after it shall be determined by the Borrower that more than twenty-five (25%) of the Borrower Loans have become Non-Performing Loans.

                                   ARTICLE VI

                                    DEFAULTS

            Section 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable hereunder and the same shall continue for a period of five (5) days after the same becomes due;

            (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), or Sections 5.10 to 5.13, inclusive;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (d), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

            (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower;

            (e) the Borrower, ABR, or any Subsidiary shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any (x) Recourse Debt (other than the Obligations), or (y) any Secured Debt, for which the aggregate outstanding principal amount in either case exceeds $5,000,000, and in either case such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, ABR or any Subsidiary shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any such Secured Debt, for which the aggregate outstanding principal amount exceeds $5,000,000 in either case, or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

            (f) the Borrower or ABR shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or admit in writing its inability, to pay its debts as such debts become due, or shall take any action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against the Borrower or ABR seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or ABR under the federal bankruptcy laws as now or hereafter in effect;

            (h) one or more final, non-appealable judgments or decrees (or one or more judgments which is/are not stayed pending appeal) in an aggregate amount of Five Million Dollars ($5,000,000) or more shall be entered by a court or courts of competent jurisdiction against the Borrower, ABR or its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

            (i) there shall be a change in the majority of the Board of Trustees of ABR during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of ABR to qualify under applicable law as independent trustees or (z) the replacement of any trustee who is an officer or employee of ABR or an affiliate of ABR with any other officer or employee of ABR or an affiliate of ABR;

            (j) any Person (including affiliates of such Person, but excluding the Manager or any Affiliate of the Manager) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than twenty-five percent (25%) of the common shares of ABR;

            (k) ABR shall cease at any time to qualify as a real estate investment trust under the Code;

            (l) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of the Borrower) is equal to or greater than $2,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (m) if, any member of the ERISA Group shall commit a failure described in Section 402(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 402(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $2,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (n) at any time, for any reason the Borrower or ABR seeks to repudiate its obligations under any Loan Document; or

            (o) a default beyond any applicable notice or grace period under any of the other Loan Documents.

            Section 6.2 Rights and Remedies.

            (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, subject to the provisions of Section 6.2(b), the Administrative Agent may (and upon the demand of the Required Lenders shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Lenders at law or equity or under any of the other Loan Documents, declare the Commitments terminated and the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise as provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

            (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Lenders each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Lenders under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Lenders. The Administrative Agent shall act at the direction of the Required Lenders in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Lenders are unable to reach agreement within thirty (30) days of commencement of discussions, then, from and after an Event of Default and the end of such thirty (30) day period, the Administrative Agent may pursue such rights and remedies as it may determine if it shall reasonably determine that the same shall be in the best interests of the Lenders, taken as a whole.

            (c) If at any time during the existence of an Event of Default, the Borrower, ABR or any Consolidated Subsidiary or either or both receives any Net Sale Proceeds, Net Bond Proceeds and/or Net Offering Proceeds, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, promptly after receipt thereof, an amount equal to one hundred percent (100%) of any such amounts.

            Section 6.3 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Lender or Borrower or any court or governmental agency referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should Administrative Agent send Borrower a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Lender.

            Section 6.4 Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Lenders pro rata in accordance with the unpaid principal amount of the Loans.

                                  ARTICLE VII

                                   THE AGENTS

            Section 7.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers and discretion as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

            Section 7.2 Agency and Affiliates. Watershed Administrative LLC shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Watershed Administrative LLC and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, ABR or any Subsidiary or affiliate of the Borrower as if it was not the Administrative Agent hereunder, and the term "Lender" and "Lenders" shall include Watershed Administrative LLC in its individual capacity.

            Section 7.3 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Administrative Agent shall administer the Loans in the same manner as it administers its own loans.

            Section 7.4 Consultation with Experts. As between Administrative Agent and the Lenders, the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            Section 7.5 Liability of Administrative Agent. As between Administrative Agent and the Lenders, none of the Administrative Agent nor any of its affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by any of them in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. As between Administrative Agent and the Lenders, neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, except with respect to payment of principal and interest; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent and the Lenders, the Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            Section 7.6 Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder as Administrative. In the event that the Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Lenders in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, the Administrative Agent shall reimburse the Lender which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Lender. The Administrative Agent shall reimburse such Lenders so entitled to reimbursement within two (2) Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

            Section 7.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            Section 7.8 Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders, the Borrower and each other. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and approved by the Borrower, or, if so appointed, shall not have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be the Administrative Agent, who shall act until the Required Lenders shall appoint an Administrative Agent reasonably approved by Borrower. In any event, the retiring Administrative Agent shall continue to act as Administrative Agent until such time as a successor Administrative Agent shall have been so appointed by the Required Lenders, approved by Borrower, and shall have assumed its duties hereunder. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. For gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination Administrative Agent in its capacity as a Lender, as applicable), the Administrative Agent may be removed at any time by giving at least thirty
(30) Business Days prior written notice to the Administrative Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this Section 7.8.

            Section 7.9 Consents and Approvals. All communications from Administrative Agent to the Lenders requesting the Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all the Lenders, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination of the Required Lenders (and each non-responding Lender shall be deemed to have concurred with such recommended course of action) or all the Lenders, as the case may be.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

            Section 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Euro-Dollar Borrowing:

            (a) the Administrative Agent determines in good faith that deposits in dollars are not being offered in the relevant market, or

            (b) Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Euro-Dollar Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding its Euro-Dollar Loans, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing. For purposes of this Section 8.1(b), in determining whether the Euro-Dollar Rate, as determined by Administrative Agent, will not adequately and fairly reflect the cost to any Lender of funding its Euro-Dollar Loans, such determination will be based solely on the ability of such Lender to obtain matching funds in the London interbank market at a reasonably equivalent rate.

            Section 8.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Lender to make, maintain or fund its Euro-Dollar Loans, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender in case of the event described in clause above to make Euro-Dollar Loans shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, such Euro-Dollar Loan shall be converted as of such date to a Loan bearing interest at the Base Rate (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.13 hereof with respect to Loans converted pursuant to this Section

8.2) in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

            If at any time, it shall be unlawful for any Lender to make, maintain or fund its Euro-Dollar Loans, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent, to either (x) cause a Lender, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, and to become a Lender hereunder, or obtain the agreement of one or more existing Lenders to offer to purchase the Commitments of such Lender for such amount, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with interest and all other amounts due thereon, upon which event, such Lender's Commitments shall be deemed to be cancelled pursuant to Section 2.11(c).

            Section 8.3 Increased Cost and Reduced Return.

            (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central banks or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the London interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date affecting such Lender's Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts (based upon a reasonable allocation thereof by such Lender to the Euro-Dollar Loans made by such Lender hereunder) as will compensate such Lender for such increased cost or reduction to the extent such Lender generally imposes such additional amounts on other borrowers of such Lender in similar circumstances.

            (b) If any Lender shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction to the extent such Lender generally imposes such additional amounts on other borrowers of such Lender in similar circumstances.

            (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. A certificate of any Lender claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

            (d) If at any time, any Lender shall be owed amounts pursuant to this Section 8.3, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a Lender, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, and to become a Lender hereunder, or to obtain the agreement of one or more existing Lenders to offer to purchase the Commitments of such Lender for such amount, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with interest and all other amounts due thereon, upon which event, such Lender's Commitment shall be deemed to be cancelled pursuant to Section 2.11(c).

            Section 8.4 Taxes.

            (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Lender or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

            (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Lender or the Administrative Agent (as the case may be) and, so long as such Lender or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or the Administrative Agent (as the case may be) makes demand therefor.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, shall provide the Borrower with (A) two duly completed copies of Internal Revenue Service form 1001, or any successor form prescribed by the Internal Revenue Service, and (B) an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001, that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of being under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in Section 8.4(a).

            (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

            (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.4, then such Lender will change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (g) If at any time, any Lender shall be owed amounts pursuant to this Section 8.4, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a Lender, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, and to become a Lender hereunder, or to obtain the agreement of one or more existing Lenders to offer to purchase the Commitments of such Lender for such amount, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with interest and all other amounts due thereon, upon which event, such Lender's Commitment shall be deemed to be cancelled pursuant to Section 2.11(c).

            Section 8.5 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) Thereafter all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Loans at the Base Rate (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

            (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead, and

            (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Euro-Dollar Loans converted to Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, or facsimile number set forth on the signature pages hereof with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at 333 Earle Ovington Boulevard, Uniondale, New York, New York 11553, Attn: General Counsel, and to Cullen and Dykman Bleakley Platt LLP, 100 Quentin Roosevelt Boulevard, Garden City, New York 11530, Attn: Rodger Tighe, (y) in the case of any Lender, at its address, or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received. The Administrative Agent shall promptly notify the Lender of any change in the address of the Borrower or the Administrative Agent.

            Section 9.2 No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 9.3 Expenses; Indemnification.

            (a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder,
(ii) all reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP in connection with the syndication of the Loans and
(iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Lender (the Administrative Agent shall promptly submit any expenses of any of the Lenders to Borrower for reimbursement), including fees and disbursements of counsel for the Administrative Agent and each of the Lenders, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent, and (B) counsel for all of the Lenders as a group; and provided, further, that all other costs and expenses for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent, and (2) counsel for all of the Lenders as a group shall mean a single outside law firm representing such Lenders as a group (which law firm may or may not be the same law firm representing Administrative Agent). Notwithstanding anything to the contrary contained herein, the Borrower shall have no obligation to reimburse Administrative Agent's out-of-pocket legal and due diligence expenses exceeding Seventy-Five Thousand Dollars ($75,000.00).

            (b) The Borrower agrees to indemnify the Administrative Agent and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower, ABR or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower, ABR or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction,
(c) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Lender shall be solely in his or her respective capacity as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

            Section 9.4 Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender. Each Lender agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it, which is greater than the proportion received by any other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 9.4.

            Section 9.5 Amendments and Waivers. Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Documents shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (v) release the ABR Guaranty, (vi) modify the definition of "Required Lenders", or (vii) modify the provisions of this Section 9.5.

            Section 9.6 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Lenders and the Administrative Agent and any Lender may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

            (b) Any Lender may at any time grant (i) prior to the occurrence of an Event of Default, to an existing Lender, one or more Lenders, finance companies, insurance companies or other financial institutions in minimum amounts of not less than $1,000,000 (or any lesser amount in the case of participations to an existing Lender) (it being understood that no Lender may hold Commitments of which less than $1,000,000 in the aggregate is for its own account, unless its Commitments shall have been reduced to zero) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, a "Participant"), participating interests in its Commitment or any or all of its Loans, with (and subject to) the consent of, provided that no Event of Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed. The Administrative Agent shall be notified by any such Lender of any such participation prior to the same becoming effective. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of
Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) below shall be given effect for purposes of this Agreement only to the extent of, and subject to the restrictions with respect to, a participating interest granted in accordance with this subsection (b).

            (c) Any Lender may at any time assign to (i) prior to the occurrence of an Event of Default, (A) an existing Lender, or (B) with the prior consent and approval of the Administrative Agent and Borrower, a wholly-owned affiliate of such transferor Lender, in each case in minimum amounts of not less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) thereafter (or any lesser amount in the case of assignments to an existing Lender) (it being understood that no Lender may hold Commitments of less than $1,000,000 in the aggregate, unless its Commitments shall have been reduced to zero) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, an "Assignee"), all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit "E" hereto executed by such Assignee and such transferor Lender, with (and subject to) the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided that if an Assignee is an affiliate of such transferor Lender which meets the requirements of clause (i)(B) above or was a Lender immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any

United States federal income taxes in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

            (d)   Intentionally Omitted.

            (e) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

            (f) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            Section 9.7 Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            Section 9.8 Governing Law; Submission to Jurisdiction.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            Section 9.9 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic or other written confirmation from such party of execution of a counterpart hereof by such party).

            Section 9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 9.11 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

            Section 9.12 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

            Section 9.13 Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent or any Lender or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 9.14 Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower and ABR pursuant to the ABR Guaranty.

            (a) Confidentiality. The Administrative Agent and each Lender shall use reasonable efforts to assure that information about Borrower, ABR and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to

Administrative Agent or any Lender pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Lenders, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section
9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent or any Lender or by any applicable law, rule, regulation or judicial process.

            Section 9.15 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ARBOR REALTY LIMITED PARTNERSHIP

                                          By: Arbor Realty GPOP, Inc.

                                              By: /s/ Frederick C. Herbst
                                                  ------------------------------
                                                  Name: Frederick C. Herbst
                                                  Title: Chief Financial Officer

                                          Facsimile number: 516-832-8045
                                          Address: 333 Earle Ovington Boulevard
                                                   Uniondale, New York 11553
                                                   Attn: John Natalone

                                          ARBOR REALTY TRUST, INC.

                                          By: /s/ Frederick C. Herbst
                                              ----------------------------------
                                          Name: Frederick C. Herbst
                                          Title: Chief Financial Officer

                                          Facsimile number: 516-832-8045
                                          Address: 333 Earle Ovington Boulevard
                                                   Uniondale, New York 11553
                                                   Attn: John Natalone

                                          WATERSHED ADMINISTRATIVE, LLC

                                          By: Watershed Asset Management,
                                              L.L.C., its general partner

                                              By: /s/ Meridee A. Moore
                                                  ------------------------------
                                               Name: Meridee A. Moore
                                               Title: Senior Managing Member

                                          c/o Watershed Asset Management, L.L.C.
                                          One Maritime Plaza, Suite 2535
                                          San Francisco, CA 94111
                                          Attention: Operating Department
                                          Telecopy: 415-391-3919

Commitments

$12,000,000                               Watershed Capital Partners, L.P.

                                          By: WS Partners, L.L.C., its general
                                              partner

                                          By: /s/ Meridee A. Moore
                                              ----------------------------------
                                          Name: Meridee A. Moore
                                          Title: Senior Managing Member

                                          c/o Watershed Asset Management, L.L.C.
                                          One Maritime Plaza, Suite 2535
                                          San Francisco, CA 94111
                                          Attention: Operating Department
                                          Telecopy: 415-391-3919

$38,000,000                               Watershed Capital Institutional
                                          Partners, L.P.
                                          By: WS Partners, L.L.C., its general
                                              partner

                                          By: /s/ Meridee A. Moore
                                              ----------------------------------
                                          Name: Meridee A. Moore
                                          Title: Senior Managing Member

                                          c/o Watershed Asset Management, L.L.C.
                                          One Maritime Plaza, Suite 2535
                                          San Francisco, CA 94111
                                          Attention: Operating Department
                                          Telecopy: 415-391-3919

Total Commitments

$50,000,000

                                  SCHEDULE 1.1

            Description of New Arbor REIT Securitization Transaction

                                  SCHEDULE 4.4

                               Financial Documents

                                  SCHEDULE 4.5

                                   Litigation

                                  SCHEDULE 4.6

                          Borrower and ABR ERISA Plans

                                  SCHEDULE 4.26

                               Other Indebtedness

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York

                                                              December ___, 2004

            For value received, Arbor Realty Limited Partnership, a [__________] limited partnership (the "Borrower"), promises to pay to the order of ___________ (the "Lender"), for the account of its Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Agreement referred to below on the Maturity Date (as such term is defined in the Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Watershed Administrative LLC, _____________, __________, _________
______.

            All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

            This note is one of the Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Revolving Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders party thereto, WATERSHED ADMINISTRATIVE LLC, as Administrative Agent (as the same may be amended from time to time, the "Agreement"). Terms defined in the Agreement are used herein with the same meanings. Reference is made to the Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                ARBOR REALTY LIMITED PARTNERSHIP

                                                By: Arbor Realty GPOP, Inc.

                                                    By: ________________________
                                                        Name:
                                                        Title:

                                   Exhibit A-1

                         LOANS AND PAYMENTS OF PRINCIPAL

                                        Amount of
          Amount of      Type of        Principal      Maturity      Notation
Date        Loan          Loan           Repaid          Date        Made By
----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

----      ---------      -------        ---------      -------       --------

                                   Exhibit A-2

                                                                       EXHIBIT C

                           FORM OF NOTICE OF BORROWING

Watershed Administrative LLC, as Administrative Agent for the Lenders party to the Credit Agreement referred to below

________________

________________

Attention:

Ladies and Gentlemen:

            Reference is hereby made to that certain Revolving Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ARBOR REALTY LIMITED PARTNERSHIP (the "Borrower"), the LENDERS listed on the signature pages thereof, and WATERSHED ADMINISTRATIVE LLC, as Administrative Agent.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.1(b) of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required pursuant to the terms of the Credit Agreement:

            1.    Amount of Loans: $ _____________

            2.    Date of Borrowing: ______________

            3. Aggregate outstanding Loans before Borrowing: $________, and after giving effect to Borrowing: $_________

            Proceeds of such Loans are to be credited to ______ Account # (or wired to such other banks and account as instructed).

            The Borrower hereby represents and warrants that the Borrowing Base as of the date of the Borrowing is not less than $200,000,000.

            The Borrower hereby certifies that the conditions precedent contained in Section [3.1] [3.2] are satisfied on the date hereof and will be satisfied on the funding date of the proposed Borrowing.

                                                ARBOR REALTY LIMITED PARTNERSHIP

                                                By: Arbor Realty GPOP, Inc.

                                                    By: ________________________
                                                        Name:
                                                        Title:

                                   Exhibit C-2

                                                                       EXHIBIT E

                               TRANSFER SUPPLEMENT

            TRANSFER SUPPLEMENT (this "Transfer Supplement") dated as of ____________ , 200_ between ____________________ (the "Assignor") and
_________________ having an address at _________________ (the "Purchasing
Lender").

                              W I T N E S S E T H:

            WHEREAS, the Assignor has made loans to Arbor Realty Limited Partnership, a [__________] limited partnership (the "Borrower"), pursuant to the Revolving Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified through the date hereof, the "Agreement"), among the Borrower, the Lenders party thereto, and WATERSHED ADMINISTRATIVE LLC, as Administrative Agent. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement; and

            WHEREAS, the Purchasing Lender desires to purchase and assume from the Assignor, and the Assignor desires to sell and assign to the Purchasing Lender, certain rights, title, interest and obligations under the Agreement.

            NOW, THEREFORE, IT IS AGREED:

            1. In consideration of the amount set forth in the receipt (the "Receipt") given by Assignor to Purchasing Lender of even date herewith, and transferred by wire to Assignor, the Assignor hereby assigns and sells, without recourse, representation or warranty except as specifically set forth herein, to the Purchasing Lender, and the Purchasing Lender hereby purchases and assumes from the Assignor, a __% interest (the "Purchased Interest") of the Loans constituting a portion of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor in any Loans owing to the Assignor, any Note held by the Assignor, any Loan Commitment of the Assignor and any other interest of the Assignor under any of the Loan Documents.

            2. The Assignor (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of its share of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_______; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) represents and warrants that it has not received any notice of Default or Event of Default from the Borrower; (iv) represents and warrants that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (v) represents and warrants that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (vi) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (or the truthfulness or accuracy thereof) made in or in connection with the Agreement, or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, or the other Loan Documents or any other instrument or document furnished pursuant thereto; and (vii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto. Except as a result of a material misrepresentation of those representations specifically set forth in this Paragraph 2, this assignment shall be without recourse to Assignor.

            3. The Purchasing Lender (i) confirms that it has received a copy of the Agreement, and the other Loan Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement and to become a party to the Agreement, and has not relied on any statements made by Assignor or Skadden, Arps, Slate, Meagher & Flom LLP; (ii) agrees that it will, independently and without reliance upon any of the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals and decisions in taking or not taking action under the Agreement, and the other Loan Documents;
(iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement, and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender; (v) specifies as its address for notices and lending office, the office set forth beneath its name on the signature page hereof; (vi) confirms that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and that all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (vii) certifies that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (viii) confirms that the interest being assigned hereunder is being acquired by it for its own account, for investment purposes only and not with a view to the public distribution thereof and without any present intention of its resale in either case that would be in violation of applicable securities laws.

            4. This Transfer Supplement shall be effective on the date (the "Effective Date") on which all of the following have occurred (i) it shall have been executed and

                                   Exhibit E-2
delivered by the parties hereto, (ii) copies hereof shall have been delivered to the Administrative Agent and the Borrower, (iii) Purchasing Lender shall have received an original Note and (iv) the Purchasing Lender shall have paid to the Assignor the agreed purchase price as set forth in the Receipt.

            5. On and after the Effective Date, (i) the Purchasing Lender shall be a party to the Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Lender thereunder and be entitled to the benefits and rights of the Lender thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement as to the Purchased Interest, relinquish its rights and be released from its obligations under the Agreement.

            6. From and after the Effective Date, the Assignor shall cause the Administrative Agent to make all payments under the Agreement, and the Notes in respect of the Purchased Interest assigned hereby (including, without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Lender.

            7. This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

            8. Assignor hereby represents and warrants to Purchasing Lender that it has made all payments demanded to date by Watershed Administrative LLC ("Watershed") as Administrative Agent in connection with the Assignor's pro rata share of the obligation to reimburse the Agent for its expenses and made all Loans required. In the event Watershed, as Administrative Agent, shall demand reimbursement for fees and expenses from Purchasing Lender for any period prior to the Effective Date, Assignor hereby agrees to promptly pay Watershed, as Administrative Agent, such sums directly, subject, however, to Paragraph 12 hereof.

            9. Assignor will, at the cost of Assignor, and without expense to Purchasing Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchasing Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchasing Lender the property and rights hereby given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned and/or intended now or hereafter so to be, on which Assignor may be or may hereafter become bound to convey or assign to Purchasing Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement.

            10. The parties agree that no broker or finder was instrumental in bringing about this transaction. Each party shall indemnify, defend the other and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by such party arising

                                   Exhibit E-3
from claims by any broker or finder that such broker or finder has dealt with said party in connection with this transaction.

            11. Subject to the provisions of Paragraph 12 hereof, if, with respect to the Purchased Interest only, Assignor shall on or after the Effective Date receive (a) any cash, note, securities, property, obligations or other consideration in respect of or relating to the Loan or the Loan Documents or issued in substitution or replacement of the Loan or the Loan Documents, (b) any cash or non-cash consideration in any form whatsoever distributed, paid or issued in any bankruptcy proceeding in connection with the Loan or the Loan Documents or (c) any other distribution (whether by means of repayment, redemption, realization of security or otherwise), Assignor shall accept the same as Purchasing Lender's agent and hold the same in trust on behalf of and for the benefit of Purchasing Lender, and shall deliver the same forthwith to Purchasing Lender in the same form received, with the endorsement (without recourse) of Assignor when necessary or appropriate. If the Assignor shall fail to deliver any funds received by it within the same Business Day of receipt, unless such funds are received by Assignor after 4:00 p.m., Eastern Standard Time, then the following Business Day after receipt, said funds shall accrue interest at the federal funds interest rate and in addition to promptly remitting said amount, Assignor shall remit such interest from the date received to the date such amount is remitted to the Purchasing Lender.

            12. Assignor and Purchasing Lender each hereby agree to indemnify and hold harmless the other, each of its directors and each of its officers in connection with any claim or cause of action based on any matter or claim based on the acts of either while acting as a Lender under the Agreement. Promptly after receipt by the indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall the indemnified party settle or consent to a settlement of such cause of action or claim without the consent of the indemnifying party.

                                   Exhibit E-4

            13. THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

Wire Transfer Instructions:                        _____________________________

                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                   By: _________________________
                                                       Name:
                                                       Title:

Receipt and Consent acknowledged this
____ day of _________, 200_:

WATERSHED ADMINISTRATIVE LLC,
   as Administrative Agent

By: _________________________
    Name:
    Title:

[IF REQUIRED ADD THE FOLLOWING:]

ARBOR REALTY LIMITED PARTNERSHIP

By: Arbor Realty GPOP, Inc.

   By: _____________________________
       Name:
       Title:

                                   Exhibit E-5